Exhibit 23.9

Letterhead of Mine Development Associates

MINE DEVELOPMENT ASSOCIATES

MINE ENGINEERING SERVICES

CONSENT OF STEVEN RISTORCERLLI

The undersigned, Steven Ristorcelli, hereby states as follows:

I, Steven Ristorcelli assisted with the preparation of the “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009, (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).

I, Steven Ristorcelli hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-132975, 333-136980, 333-158633, and 333-172820) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to Paredones Amarillos Gold Project (since renamed the Concordia Gold Project) included with such information, as set forth above in the Form 10-K.

By:	/s/ Seven Ristorcelli, P. Geo
Name:	Seven Ristorcelli, P. Geo.
Title:	Principal Geologist

Date: March 14, 2012

775-856-5700

210 South Rock Blvd.

Reno, Nevada 89502

FAX: 775-856-6053